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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-25059 of Applied Graphics Technologies, Inc. on Form S-8 of our report dated March 25, 1999, appearing in this Annual Report on Form 10-K of Applied Graphics Technologies, Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

New York, NY
March 29, 1999